Exhibit 2.1

THIS AMENDING AGREEMENT is made as of the 3rd day of April, 2007.

BETWEEN:

HUB INTERNATIONAL LIMITED PARTNERSHIP,
a limited partnership organized under
the laws of the State of Delaware,

- and -

BANK OF MONTREAL,
a Canadian chartered bank,

WHEREAS the parties hereto entered into a credit agreement dated as of April 4, 2006 (such credit agreement being herein referred to as the “Credit Agreement”);

AND WHEREAS the parties hereto wish to amend the Credit Agreement to reflect the extension pursuant to Section 2.3(c) of the Credit Agreement of the first date referred to in clause (a) of the definition of “Term Date” in the Credit Agreement to April 2, 2008;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements hereinafter contained and other good and valuable consideration (the receipt and sufficiency whereof is hereby acknowledged by each of the parties hereto) the parties do hereby respectively covenant and agree as follows:

1.	The parties hereby concur in this amendment to the Credit Agreement and, upon the execution of this amending agreement, the Credit Agreement and this amending agreement shall be deemed to constitute the entire Credit Agreement. Subject as hereinafter set forth the Credit Agreement is hereby confirmed to be in all respects in full force and effect on this date as an agreement, binding in accordance with its terms on, and enforceable against, the parties to this amending agreement and, without limiting the foregoing, the Borrower hereby acknowledges and agrees that, except for the amendment of the definition of “Term Date” hereinafter set forth, the execution and delivery by the Lender of this amending agreement shall not constitute or operate as an amendment, modification or waiver of any provision of, or of the strict observance, performance or compliance by the Borrower with, any term, covenant, condition or agreement contained in the Credit Agreement, or as an indulgence or consent granted by the Lender to any departure by the Borrower from any term, covenant, condition or agreement contained in the Credit Agreement.

2.	Unless otherwise defined herein, all capitalized terms used in this amending agreement shall have the respective meanings ascribed thereto in the Credit Agreement.

3.	Effective the date of this amending agreement, Section 1.1 of the Credit Agreement is amended by replacing the definition of “Term Date” thereunder with the following:

“Term Date” means the earlier of (a) April 2, 2008 or, if such date is extended pursuant to Section 2.3(c), the date to which it has been extended, and (b) the Amortization Date;

4.	This amending agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

5.	This amending agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.

IN WITNESS WHEREOF this amending agreement has been executed by the parties hereto.

HUB INTERNATIONAL LIMITED PARTNERSHIP, by its general partner, HUB INTERNATIONAL PARTNERS LIMITED

Per:	/s/ John P. Graham
Authorized Signing Officer John P. Graham, CFO and Vice President

Per:	/s/ Peter L. Scavetta
Authorized Signing Officer Peter L. Scavetta, Vice President, Finance

BANK OF MONTREAL

Per:	/s/ John Coke
Authorized Signing Officer John Coke, Managing Director

ACKNOWLEDGEMENT AND AGREEMENT BY GUARANTOR

FOR GOOD AND VALUABLE CONSIDERATION (the receipt and sufficiency whereof is hereby acknowledged by the undersigned) the undersigned, Hub International Limited, does hereby acknowledge the terms and conditions of the amending agreement between Hub International Limited Partnership and Bank Of Montreal set out above and further acknowledges and agrees that, after giving full force and effect to such amending agreement, the Guarantee entered into as of April 4, 2006 by the undersigned in favour of Bank of Montreal (the “Guarantee”) remains in all respects in full force and effect on this date, binding in accordance with its terms on, and enforceable against, the undersigned and, without limiting the foregoing, the undersigned hereby acknowledges and agrees that the execution and delivery by Bank of Montreal of such amending agreement shall not constitute or operate as an amendment, modification or waiver of any provision of, or of the strict observance, performance or compliance by the undersigned with, any term, covenant, condition or agreement contained in the Guarantee, or as an indulgence or consent granted by Bank of Montreal to any departure by the undersigned from any term, covenant, condition or agreement contained in the Guarantee.

IN WITNESS WHEREOF this acknowledgement and agreement has been executed by the undersigned as of the date of the amending agreement between Hub International Limited Partnership and Bank Of Montreal set out above.

HUB INTERNATIONAL LIMITED

Per:	/s/ John P. Graham	c/s
Authorized Signing Officer John P. Graham, CFO and Vice President

Per:	/s/ Peter L. Scavetta
Authorized Signing Officer Peter L. Scavetta, Vice President, Finance